                                                                       Exhibit 9

                             VOTING TRUST AGREEMENT
                             ----------------------


          AMENDED AND RESTATED VOTING TRUST AGREEMENT made this 28th day of February, 1998, among PIERCE LEAHY CORP., a Pennsylvania corporation (hereinafter called the "Company"), and the shareholders of the Company set forth on the signature pages hereto and any other present or future shareholders of the Company who hereafter become parties hereto (collectively, the "Shareholders"), and LEO W. PIERCE, SR. and J. PETER PIERCE, in such persons' capacities as voting trustee hereunder (the "Trustees").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          A. The parties hereto entered into a Voting Trust Agreement dated June 24, 1997[, as amended and restated] (the "Original Agreement") pursuant to which they established the voting trust hereafter described.

          B. The Shareholders, the Trustees and the Company believe it is desirable to amend and restate the Original Agreement as hereinafter set forth; and

          C. The Trustees have consented to act under this Agreement for the purposes herein provided.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

          1.   Voting Trust Agreement.  Copies of this Agreement, and of every
               ----------------------
amendment or supplement to this Agreement shall be filed in the principal office of the Company and shall be open to the inspection of any Shareholder during business hours. All voting trust certificates or proxies issued as hereinafter provided shall be issued, received, and held subject to all the terms of this Agreement. Every person, firm, corporation or other entity entitled to receive voting trust certificates representing shares (the "shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and their transferees and assigns who are also parties to this Agreement, upon accepting the voting trust certificates issued hereunder, shall be bound by the provisions of this Agreement.

          2.   Transfer of Shares to Trustees.
               ------------------------------

          (a) Each Shareholder, pursuant to the Original Agreement, has previously assigned and transferred to the Trustees such shares as is set forth after such Shareholder's name on Exhibit A attached hereto for the purpose of vesting in the Trustees, as Trustees of an active trust, the right to vote and act and to exercise other rights pertaining to such shares, as and to the extent, and upon the terms and conditions and for the period set forth in this Agreement. The Trustees shall hold the same subject to the terms of this Agreement, and shall issue and deliver to the Shareholders voting trust certificates for the shares as hereinafter provided.

          (b) All certificates for shares delivered to the Trustees pursuant to this Agreement shall be issued to and held by the Trustees in the name of "Leo
W. Pierce, Sr. and J. Peter Pierce as Voting Trustees."

          3.   Voting Trust Certificates.
               -------------------------

          (a) The Trustees shall maintain a voting trust certificate register in which each holder of a voting trust certificate issued under this Agreement, and the number of shares represented by each voting trust certificate will be identified. The voting trust certificates shall be in substantially the following form:

                             "No. VT_________________
                            _________________ Shares

                               PIERCE LEAHY CORP.
                           A Pennsylvania Corporation
                   Voting Trust Certificate for Common Stock

          This certifies that __________________ or registered assigns is entitled to all the benefits arising from the transfer to the Trustees under the Voting Trust Agreement hereinafter mentioned, of ____ shares of common stock of Pierce Leahy Corp., a Pennsylvania corporation (hereinafter called the "Company"), as provided in such Voting Trust Agreement and subject to the terms
thereof.   The registered holder hereof, or assigns, is entitled to receive payment, in the manner set forth in the Voting Trust Agreement, equal to the amount of dividends, if any, received by the Trustees upon the number of shares of capital stock of the Company in respect of which this certificate is issued; provided, however, that any dividends received by the Trustees in common or
--------  -------
other stock of the Company having general voting powers shall be held by the Trustees under the Voting Trust Agreement and shall be represented by voting trust certificates issued in form similar hereto. Until the Trustees shall have delivered the shares of stock held under such Voting Trust Agreement to the holders of the trust certificates, or to the Company, as specified in such Voting Trust Agreement, the Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such shares of stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or such owner's assigns, under this certificate or any agreement, expressed or implied.

          This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement, as amended and restated as of ________ __, 1998, among the Company and Leo W. Pierce, Sr. and J. Peter Pierce in trust (such agreement, as it may be amended from time to time, the "Voting Trust Agreement"), and certain shareholders of the Company (copies of which Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file in the principal office of the Company, and shall be open to the inspection of any shareholder of the Company, during business hours); to all the provisions of which Voting Trust Agreement the holder of this certificate, and such holder's heirs, personal representatives, successors and assigns, by acceptance hereof, assents and is bound as if such Voting Trust Agreement had been signed by such person.

          Subject to Sections 8, 9 and 12 of the Voting Trust Agreement, in the event of the dissolution or total or partial liquidation of the Company, the moneys, securities or property received by the Trustees in respect of the shares of stock deposited under such Voting Trust Agreement shall be distributed among the registered holders of trust certificates in proportion to their interests as shown on the books of the Trustees.

          Except as otherwise provided in Sections 9 and 12 of the Voting Trust Agreement, in the event that any dividend or distribution other than in cash or shares of common or other stock of the Company having general voting powers is received by the Trustees, the Trustees shall distribute the same to the registered holders of voting trust certificates, on the date of such distribution, or to the registered certificate holders at the close of business on the date fixed by the Trustees for taking a record to determine the certificate holders entitled to such distribution, pursuant to the provisions of Paragraph 6 of the Voting Trust Agreement. Such distribution shall be made to the certificate holders ratably in accordance with the number of shares represented by their respective voting trust certificates. Cash dividends shall be treated as set forth in Section 6 of the Voting Trust Agreement.

          Share certificates for the number of shares of common stock then represented by this certificate, or the net proceeds in cash or property representing such shares, shall be due and deliverable hereunder upon the termination of such Voting Trust Agreement as provided therein. The Voting Trust Agreement shall continue in full force and effect until June 23, 2007 (subject to extension as hereinafter set forth), unless terminated prior thereto, as provided in the Voting Trust Agreement. The Voting Trust Agreement may be extended as the parties may agree, as provided in the Voting Trust Agreement.

          This certificate is transferable on the books of the Trustees at the office of the Trustees (or elsewhere as designated by the Trustees) by the holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Trustees and on surrender of this certificate properly endorsed, subject to compliance with all applicable state and federal securities laws. Title to this certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustees
                                            --------  -------
may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustees shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the shares of stock represented hereby; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed.

          This certificate shall not be valid for any purpose until duly signed by the Trustees.

          The word "Trustees" as used in this certificate means the Trustees or, if only one Trustee is remaining, as provided in the Voting Trust Agreement, such Trustee, acting under the Voting Trust Agreement.

          IN WITNESS WHEREOF, the Trustees have signed this certificate on ______________________, ____.
                              ________________________________
                                         Trustee


                              ________________________________
                                         Trustee


(Form of Assignment):

     For value received ____________________________ hereby assigns the within certificate, and all rights and interests represented thereby, to and appoints _____________________________ attorney to transfer this certificate on the books of the Trustees mentioned therein, with full power of substitution.

Dated:____________________________       ______________________________(Seal)

In presence of:
____________________________________
____________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT, OR ANY CHANGE WHATEVER. ALL ENDORSEMENTS, IN THE DISCRETION OF THE TRUSTEES, SHALL BE GUARANTEED BY A BANK OR TRUST COMPANY SATISFACTORY TO THE TRUSTEES."

               (b) Any voting trust certificates issued under the Original Agreement shall be deemed issued pursuant hereto without the need to be returned to the Trustees for reissuance, and any references therein to the Original Agreement shall be deemed to be references to this Agreement.

          4.   Transfer of Certificates.
               ------------------------

               (a) The voting trust certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability, shall be transferable at the principal office of the Trustees (and at such other office as the Trustees may designate by an instrument in writing signed by the Trustees and sent by mail to the registered holders of voting trust certificates), on the books of the Trustees, by the registered owner thereof, either in person or by attorney thereto duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustees, subject to the provisions set forth in this Section. If a transfer of voting trust certificates is so permitted, the holder shall notify the Trustees of the details of such transfer, including the name, address and social security number of the transferee and number of shares as to which the beneficial interest is being transferred, and shall surrender to the Trustees the voting trust certificate or certificate representing such shares, properly endorsed for transfer, and the Trustees shall, upon receipt of such notice and voting trust certificate(s), transfer the voting trust certificates on the voting trust certificate registry and issue a new voting trust certificate to the transferee. Until so transferred, the Trustees may treat the record holders of voting trust certificates as the owners of said voting trust certificates for all purposes whatsoever. As a condition to making any transfer or delivery of voting trust certificates, the Trustees may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to pay for any stamp tax or other governmental charge in connection therewith. No transfer of voting trust certificates shall in any way remove the shares represented by such certificate or certificates from being held by the Trustees under this Agreement and any transferee, by accepting such transfer, does hereby consent to be bound by the terms of this Agreement, and upon becoming a holder of voting trust certificates shall be deemed to be a party hereto as though an original signatory hereto.

               (b) If a voting trust certificate is lost, stolen, mutilated, or destroyed, the holder thereof shall promptly notify the Trustees and the Trustees, in the Trustees' discretion, may issue to such holder a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to the Trustees; (ii) indemnity satisfactory to the Trustees (whether by bond or otherwise in such form or amount and with such surety as the Trustees may require to indemnify the Trustees against loss or liability that might arise due to the issuance of such new voting trust certificate); (iii) the existing certificate, if mutilated; and (iv) the reasonable fees and expenses of the Trustees in connection with the issuance of a new trust certificate. The Trustees shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustees, and shall in addition deposit with the Trustees indemnity satisfactory to the Trustees.

          5.   Termination Procedure.
               ----------------------

               (a) Any Shareholder may from time to time give the Trustees written notice that such Shareholder desires to withdraw all or part of such Shareholder's shares from the voting trust created hereby in order to donate such shares to a non-profit corporation, foundation or similar entity having a charitable purpose or to sell such shares to someone other than another Shareholder within fifteen (15) days of the delivery of the notice. Voting trust certificates representing shares to be withdrawn shall accompany the notice. Within five (5) days after receipt of such notice and certificates, Trustees shall deliver to the Company stock certificates and instructions to deliver the requisite number of shares to the Shareholder who delivered the notice of withdrawal to the Trustees. In the event the Shareholder does not donate or sell all of the shares withdrawn from the voting trust, (i) the Shareholder shall deliver the stock certificate representing the shares not donated or sold to the Trustees who shall deliver it to the Company for reissue to the Trustees, (ii) the reissued stock certificate shall be held by the Trustees pursuant to this Agreement and (iii) the Trustees shall issue to the Shareholder a voting trust certificate representing such shares.

               (b) Any Shareholder may from time to time give the Trustees written notice in the form attached as Exhibit B hereto that such Shareholder desires to withdraw all or a part of such Shareholder's shares from the voting trust created hereby in order to pledge such shares to a broker as collateral for a margin account with such broker (any such shares so withdrawn, together with any shares of common or other stock of the Company having general voting power paid as a dividend or issued upon exercise of any subscription rights with respect to such shares, until any of the foregoing are sold as permitted hereunder or reissued to the Trustees, "Margin Shares"). The Shareholder shall send to the Trustees, along with such notice, the voting trust certificates representing the Margin Shares to be withdrawn and a duly executed proxy in the form attached hereto as Exhibit C. Within five (5) days after receipt of such notice, proxy and certificates, the Trustees shall deliver to the Company stock certificates and instructions to deliver the requisite number of shares to the Shareholder who delivered the notice of withdrawal to the Trustees for purposes of placing the Margin Shares in a margin account. If applicable, the stock certificate issued to the Shareholder with respect to such Margin Shares shall contain a standard restrictive legend under the Securities Act of 1933. If the Shareholder otherwise would be entitled to have such legend removed prior to the sale of such Margin Shares and so requests the Company and the Trustees to remove such legend solely for the purpose of registering the Margin Shares in "street name" or the name of the broker in whose margin account the Margin Shares are held, the Company shall honor such request if the Shareholder arranges for the registered holder or broker, as applicable, to provide a duly executed proxy to the Trustees substantially similar in form to Exhibit C attached hereto to vote such Margin Shares while held in the margin account (or makes other arrangements satisfactory to the Trustees with respect to voting such shares at the direction of the Trustees while subject to the margin account). Upon receipt of written notice from the Trustees that such a satisfactory arrangement has been made, the Company will authorize the issuance of a certificate for such Margin Shares in "street name" or in the name of the broker without a restrictive legend. Any Margin Shares sold by or on behalf of the broker shall be sold free and clear of the proxy, which by its terms shall terminate upon such sale. Any Shareholder who has Margin Shares shall give, or cause to be given, to the Trustees a notice when all or a portion of such Margin Shares are sold, as soon as practicable after such sale. In the event the Shareholder ceases using all or part of such Margin Shares as collateral for a margin account, (i) the Shareholder shall deliver or cause to be delivered the stock certificate representing the Margin Shares no longer subject to the margin account to the Trustees who shall deliver such certificate to the Company for reissue to the Trustees, (ii) the reissued stock certificate shall be held by the Trustees pursuant to this Agreement and (iii) the Trustees shall issue to the Shareholder a voting trust certificate representing such shares.

               (c) Any Shareholder may, once in any twelve-month period, give the Trustees written notice in the form attached as Exhibit D hereto that such Shareholder has a bona fide intent (subject to market and other conditions) to sell up to such number of shares as specified in the notice within twelve months from the date of such notice and therefore desires to withdraw such shares from the voting trust created hereby in order to facilitate such possible sale (any such shares so withdrawn, together with any shares of common or other stock of the Company having general voting power paid as a dividend or issued upon exercise of any subscription rights with respect to such shares, until any of the foregoing are sold as permitted hereunder or reissued to the Trustees, "Designated Shares" and together with Margin Shares, "Proxy Shares"). The Shareholder shall send to the Trustees, along with such notice, the voting trust certificates representing the Designated Shares to be withdrawn and a duly executed proxy in the form attached hereto as Exhibit C. Within five (5) days after receipt of such notice, proxy and certificates, the Trustees shall deliver to the Company stock certificates and instructions to deliver the requisite number of shares to the Shareholder who delivered the notice of withdrawal to the Trustees as set forth above. If applicable, the stock certificate issued to the

Shareholder with respect to such Designated Shares shall contain a standard restrictive legend under the Securities Act of 1933. If the Shareholder otherwise would be entitled to have such legend removed prior to the sale of such Designated Shares and so requests the Company and the Trustees to remove such legend solely for the purpose of registering the Designated Shares in "street name," the Company shall honor such request if the Shareholder arranges for the registered holder to provide a duly executed proxy to the Trustees substantially similar in form to Exhibit C attached hereto to vote such Designated Shares while held by the broker (or makes other arrangements satisfactory to the Trustees with respect to voting such shares at the direction of the Trustees while held by the broker). Upon receipt of written notice from the Trustees that such a satisfactory arrangement has been made, the Company will authorize the issuance of a certificate for such Designated Shares in "street name" without a restrictive legend. Any Designated Shares sold by the Shareholder shall be sold free and clear of the proxy, which by its terms shall terminate upon such sale. Any Shareholder who has Designated Shares shall give, or cause to be given, to the Trustees a notice when all or a portion of such Designated Shares are sold, as soon as practicable after such sale. In the event the Shareholder determines not to sell all or part of such Designated Shares, (i) the Shareholder shall deliver or cause to be delivered the stock certificate representing the Designated Shares not to be sold to the Trustees who shall deliver such certificate to the Company for reissue to the Trustees,
(ii) the reissued stock certificate shall be held by the Trustees pursuant to this Agreement and (iii) the Trustees shall issue to the Shareholder a voting trust certificate representing such shares.

               (d) Subject to the provisions of Section 12, upon the termination of this Agreement at any time, as hereinafter provided, the Trustees, at such time as the Trustees may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates and any Shareholder who beneficially owns any Proxy Shares (each, a "Proxy Shareholder"), at the addresses appearing on the transfer books of the Trustees. After the date specified in any such notice (which date shall be fixed by the Trustees), (i) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this Agreement other than to receive certificates for shares of the Company or other property distributable under the terms hereof and upon the surrender of such voting trust certificates, and (ii) any proxy given to the Trustees relating to any Proxy Shares shall be deemed terminated.

               (e) Within 30 days after the termination of this Agreement, the Trustees shall deliver, to the registered holders of all voting trust certificates, certificates for the number of shares of the capital stock of the Company represented thereby, upon the surrender of such voting trust certificates properly endorsed, such delivery to be made in each case at the office of the Trustees.

               (f) At any time subsequent to 30 days after the termination of this Agreement, the Trustees may deposit with the Company share certificates representing the number of shares of capital stock represented by the voting trust certificates then outstanding, with authority in writing to the Company to deliver such share certificates in exchange for voting trust certificates representing a like number of shares of the capital stock of the Company and for the Company to call upon and require all holders of voting trust certificates to so surrender them; and upon such deposit all further liability of the Trustees for the delivery of such share certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustees shall not be required to take any further action hereunder.

          6.   Dividends.
               ---------

               (a) Until the termination of this Agreement pursuant to the terms of Section 12, the holder of each voting trust certificate shall be entitled to receive from the Trustees payments equal to the cash dividends, if any, received by the Trustees upon a like number and class of shares of capital stock of the Company as is called for by each such voting trust certificate standing in the name of such holder in the voting trust certificate register. If any dividend in respect of the stock deposited with the Trustees are paid, in whole or in part, in shares of common or other stock of the Company having general voting powers, the Trustees shall likewise hold, subject to the terms of this Agreement, the certificates for shares of stock which are received by the Trustees on account of such dividend, and the holder of each voting trust certificate representing shares of stock on which such stock dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate. Holders entitled to receive the dividends described above shall be those registered as such on the transfer books of the Trustees at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its shares of stock entitled to receive such dividends, or if the Trustees have fixed a date, as hereinafter in this Section provided, for the purpose of determining the holders of voting trust certificates entitled to receive such payment or distribution, those holders registered as such at the close of business on the date so fixed by the Trustees.

               (b) Except as otherwise provided in Section 12, if any dividend in respect of the stock deposited with the Trustees are paid other than in cash or in capital stock having general voting powers, then the Trustees shall distribute the same among the holders of voting trust certificates registered as such at the close of business on the day fixed by the Trustees for taking a record to determine the holders of voting trust certificates entitled to receive such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

               (c) The transfer books of the Trustees may be closed temporarily by the Trustees for a period not exceeding 20 days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the discretion of the Trustees. In lieu of providing for the closing of the books against the transfer of voting trust certificates, the Trustees may fix a date not exceeding 20 days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of voting trust certificates entitled to receive such payment or distribution or to receive such assets or exercise such rights, or for the purpose of determining the holders of voting trust certificates entitled to vote at any meeting of the holders or to determine any other thing, act or rights to be exercised, done or performed by the holders, and the holders of voting trust certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution or exercise of rights.

               (d) In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustees may instruct the Company in writing to pay such dividends to the holders of the voting trust certificates. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the voting trust certificates. Upon such instructions being given by the Trustees to the Company, and until revoked by the Trustees, all liability of the Trustees with respect to such dividends shall cease. The Trustees may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustees.

          7.   Subscription Rights.  In case any stock or other securities of
               -------------------
the Company are offered for subscription to the holders of capital stock of the Company deposited hereunder, the Trustees, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the voting trust certificates. Upon receipt by the Trustees, at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of voting trust certificates to subscribe in such holder's behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect to the shares represented by the voting trust certificate held by such certificate holder), the Trustees shall make such subscription and payment, and upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such holder a voting trust certificate in respect thereof if the same be stock having general voting powers, but if the same be securities other than stock having general voting powers, the Trustees shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto. In case any reduction of the shares of the Company shall have been duly authorized, the Trustees are hereby authorized to make such surrender of shares of the Company held by the Trustees hereunder, pro-rata on behalf of all holders of voting trust certificates, as may be required under the terms pursuant to which such reduction is to be effected, and to receive and hold any and all shares of the Company issued in exchange for such surrendered shares. Following any such action, the voting trust certificates issued and outstanding pursuant hereto shall be deemed to represent a proportionately reduced number of shares.

          8.   Dissolution of Company.  Except as otherwise provided in Section
               ----------------------
12, in the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights, or property to which the holders of the capital stock of the Company deposited hereunder are entitled, and shall timely distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustees, or the Trustees may in the Trustees' discretion deposit such moneys, securities, rights, or property with any bank as the Trustees may select, with authority and instructions to distribute the same as above provided, and upon such deposit, this Agreement shall terminate and all further obligations or liabilities of the Trustees in respect of such moneys, securities, rights, or property so deposited shall cease and terminate.

          9.   Reorganization of Company.  Except as otherwise provided in
               -------------------------
Section 12,
in the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation pursuant to a plan requiring the Company's assets to be distributed in liquidation, or all the shares of the Company are to be exchanged in connection with a reorganization of the Company, then in connection with such transaction or series of transactions the term "Company" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustees shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustees hereunder, of the shares of stock held hereunder prior to such merger, consolidation or transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustees may, in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the terms "stock," "shares" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustees in lieu of all or any part of the capital stock of the Company.

          10.  Rights of Trustees.
               ------------------

               (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates for cancellation, the Trustees shall possess and have the exclusive right, except as otherwise expressly limited in this Agreement, to exercise, in person or by nominees or proxies of the Trustees, all shareholders' voting rights and powers in respect to all shares deposited hereunder, for any and every purpose, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, as absolute owner of such shares. The Shareholders have hereby assigned to Trustees all voting rights that they otherwise might have had arising out of any ownership of the shares, whether by operation of law or agreement. The right to vote shall include the right to vote for or against or to abstain with respect to the election of directors, and in favor of or against or to abstain with respect to any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of shareholders of the Company. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustees or to their nominees or proxies thereto appointed by the Trustees, mortgaging, creating a security interest in, and pledging of all or any part of the property of the Company, the lease or sale of all or any part of the property of the Company, for cash, securities, or other property, and the dissolution of the Company, or the consolidation, merger, reorganization, or recapitalization of the Company. It is further understood that action by the Trustees in voting or not voting stock deposited hereunder in instances where there are shareholders' statutory rights of appraisal may effectively waive or terminate any such rights as to the shares represented thereby.

               (b) In voting the shares held by the Trustees hereunder either in person or by nominees or proxies, the Trustees shall exercise their best judgment in voting with respect to suitable directors and officers of the Company (which may include the Trustees), or on such other matters as may be voted on or consented to by the shareholders, including without limitation the adequacy of any consideration to be received by the Company and its shareholders, and shall otherwise, insofar as the Trustees may be shareholders of the Company, take such part or action in respect to the management of the Company's affairs as the Trustees may deem necessary; and in voting upon any matters that may come before the Trustees at any shareholders' meeting or otherwise, the Trustees shall exercise like judgment, but the Trustees shall not be personally responsible with respect to any action taken pursuant to the vote of the Trustees so cast in any matter or act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to willful misconduct on the part of the Trustees, and provided further that the Trustees at all times exercise good faith in such matters. In addition, the Shareholders, jointly and severally, agree to indemnify and hold the Trustees harmless from any and all liabilities resulting from actions taken pursuant to this Agreement, except only for acts which constitute gross negligence or willful misconduct on the part of the Trustees. In the exercise of any and all of the rights of the Trustees under this Agreement, the Trustees may choose at any time to waive any such exercise, without the consent of any other party.

               (c) Meetings of the Trustees shall be held whenever either Trustee desires. Notice stating the place and time of any meeting of the Trustees shall be sufficient if given at least one day in advance of the time fixed for the meeting, and notice may be given to the recipient either personally, by telephone or by sending a copy thereof by first class or express mail, postage prepaid, or by telex or TWX (with answerback received), or next day courier service, charges prepaid, or by telecopier (with answerback received), to such recipient's address (or to such recipient's telex, TWX, telecopier or telephone number) appearing on the books of the Company or supplied by such recipient to the Company for the purpose of notice. Any Trustee may participate in any meeting of the Trustees, be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Trustee might be entitled were he personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. So long as there are two Trustees, both Trustees shall be necessary to constitute a quorum for the transaction of business, and, subject to the next sentence, the acts of both Trustees shall be the acts of the Trustees under this Agreement. If the Trustees disagree as to how the shares held by them hereunder or any Proxy Shares subject to a proxy hereunder should be voted, each Trustee shall vote one-half of the shares subject to this Agreement or such Proxy Shares, as applicable, as he shall determine.

          11.  Trustees.
               --------

               (a) Any Trustee may at any time resign by mailing to the registered holders of voting trust certificates and to any Proxy Shareholders a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof. Upon the death of any Trustee or upon any Trustee's adjudication of incompetence giving rise to the appointment of a custodian or other representative, or upon a resignation of a Trustee, the remaining Trustee shall act as sole Trustee during the remainder of the term of this Agreement, and any act, decision, or vote by such Trustee shall be deemed the act, decision, or vote of such Trustee. Upon the death, incompetence or resignation of both Trustees, this Agreement shall terminate.

               (b) Upon one of the Trustees ceasing to serve as a Trustee as set forth in subsection 11(a) above, the rights, powers, and privileges of the Trustees named hereunder shall be possessed by the remaining Trustee, with the same effect as though such remaining

Trustee had originally been the sole Trustee under this Agreement. The word "Trustees," as used in this Agreement, means the Trustees or at any time when there is only one remaining Trustee, such Trustee acting hereunder, and shall include both the single and the plural number.

          12.  Term.
               ----

               (a) Except as otherwise provided in subsection 10(a), this Agreement shall continue in effect until June 23, 2007, (subject to extension as hereinafter set forth) but shall terminate at any time upon the happening of either of the following events: (1) the execution and acknowledgment by the Trustees hereunder of a deed of termination, duly filed in the office of the Company; or (2) such time as both Trustees have ceased serving as Trustees pursuant to subsection 11(a).

               (b) At any time within one year prior to the expiration of this Agreement as theretofore extended, the holders of all of the voting trust certificates hereunder and any Proxy Shareholders at such time may, by agreement in writing and with the written consent of the Trustees, extend the duration of this Agreement for an additional period. In the event of such extension, the Trustees shall, prior to the time of expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the principal office of the Company, a copy of such extension agreement, and of the consent thereto, and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement; provided, however, that no such extension agreement shall extend the term of this Agreement beyond the maximum period then permitted by applicable law or affect the rights, or obligations of persons not parties thereto.

          13.  Compensation and Reimbursement of Trustees.  The Trustees shall
               ------------------------------------------
serve without compensation, unless such compensation is authorized by a majority vote of the persons then holding voting trust certificates hereunder and Proxy Shareholders representing at least seventy-five percent (75%) of the shares represented by such voting trust certificates and Proxy Shares, but it is expressly agreed that the Trustees shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as the Trustees may deem necessary and proper with respect to the Trustees carrying out any of the Trustees' duties under this Agreement or interpreting or exercising any of the Trustees' powers under this Agreement.
Any such expenses or charges incurred by and due to the Trustees paid by the Company, where the Company deems it appropriate to its interests, may be deducted pro rata from the dividends or other moneys or property received by the Trustees on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustees, or incapacitate either of them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

          14.  Meetings of Holders.  The Trustees shall have no duty to hold
               -------------------
meetings of holders of voting trust certificates, but the Trustees shall be entitled to do so. Two days written notice of every meeting of holders shall be given and such notice shall state the place, day, hour and purposes of such meeting, but any holder may waive such notice in writing, either before, during or after the meeting. No notice of any adjourned meeting need be given. Every such meeting shall be held within or without the Commonwealth of Pennsylvania at a place designated by the Trustees. The failure to hold meetings shall not in any manner or degree impair or reduce the authority of the Trustees hereunder.

          15.  Miscellaneous.
               -------------

               (a) Indulgences, Etc.  Neither the failure nor any delay on the
                   ----------------
part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b) Controlling Law. This Agreement and all questions relating to
                   ---------------
its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c)  Notice.
                    ------

                    (i) Unless otherwise in this Agreement specifically provided, any notice to or communication with the holders of the voting trust certificates hereunder shall be deemed to be sufficiently given or made if addressed to such holders at their respective addresses appearing on the transfer books of the Trustees, postage prepaid and deposited in any post office or post office box, personally delivered with evidence of receipt or submitted to an overnight delivery service such as Federal Express or similarly recognized service and so addressed. The addresses of the holders of voting trust certificates, as shown on the transfer books of the Trustees, shall in all cases be deemed to be the addresses of voting trust certificate holders for all purposes under this Agreement, without regard to what other or different addresses the Trustees may have for any voting trust certificate holder on any other books or records of the Trustees. Every notice so given shall be effective, whether or not received; and the date of mailing shall be the date such notice is deemed given for all purposes.

                    (ii) Any notice of the Company hereunder shall be sufficient if mailed with the U.S. Postal Service, postage prepaid, personally delivered with evidence of receipt, or submitted to Federal Express or similarly recognized overnight delivery service, to the Company addressed as follows:

                         Pierce Leahy Corp.
                         631 Park Avenue
                         King of Prussia, PA 19406
                         Attention:  President

                    (iii) Any notice to the Trustees hereunder shall be sufficient if mailed with the U.S. Postal Service, postage prepaid, personally delivered with evidence of receipt, or submitted to Federal Express or similarly recognized overnight delivery service, to the Trustees, addressed to them at such addresses as may from time to time be furnished in writing to the Company by the Trustees, and if no such address has been so furnished by the Trustees, then to the Trustees in care of the Company.

                    (iv) All distributions of cash, securities, or other property hereunder by the Trustees to the holders of voting trust certificates may be made, in the discretion of the Trustees, by mail, in the same manner as hereinabove provided for the giving of notices to the holders of voting trust certificates.

               (d) Binding Nature of Agreement; No Assignment. This Agreement
                   ------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto, including future holders of voting trust certificates, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party's rights or obligations under this Agreement, the voting trust certificates or the shares represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement; provided, however, upon the prior written approval of the Trustees, a Shareholder or Proxy Shareholder may dispose of any shares in a manner approved in writing by the Trustees. Neither the death, disability nor incapacity of a holder of voting trust certificates shall in any way remove the shares from being held by the Trustees under this Agreement.

               (e) Rights of Proxy Shareholders. Notwithstanding anything in
                   ----------------------------
this Agreement to the contrary, Proxy Shareholders beneficially owning Proxy Shares shall have the same rights as Shareholders holding voting trust certificates with respect to consenting to or voting upon matters as provided in this Agreement.

               (f) Provisions Separable.  The provisions of this Agreement are
                   --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               (g) Entire Agreement.  This Agreement contains the entire
                   ----------------
understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

               (h) Paragraph Headings. The paragraph headings in this Agreement
                   ------------------
are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (i) Execution in Counterparts. This Agreement may be executed in
                   -------------------------
any number of counterparts, and shall become binding when one or more counterparts hereof, individually taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (j) Gender, Etc.  Words used herein, regardless of the number and
                   -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

               (k) Number of Days. In computing the number of days for purposes
                   --------------
of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period (including the effective date of a notice or other communication given hereunder) falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          IN WITNESS WHEREOF the Company, the Trustees and the Shareholders have signed this Agreement as of the date written above.

                              PIERCE LEAHY CORP.



                              /s/ J. Peter Pierce
                              --------------------------------------------------
                                 Name:  J. Peter Pierce
                                 Title:  President


                              /s/ Leo W. Pierce, Sr.
                              --------------------------------------------------
                              Leo W. Pierce, Sr., Trustee


                              /s/ J. Peter Pierce
                              --------------------------------------------------
                              J. Peter Pierce, Trustee



/s/ Leo W. Pierce, Jr.                     /s/ Eve Bullitt Pierce
-------------------------------------      -------------------------------------
Leo W. Pierce, Jr., individually           Eve Bullitt Pierce, individually
and for the benefit of Kate Pierce,        and for the benefit of Kate Pierce,
Alexandra Pierce and Julia Pierce          Alexandra Pierce and Julia Pierce


/s/ J. Peter Pierce                        /s/ John P. Pierce, Jr.
----------------------------------------   ------------------------------------
J. Peter Pierce, individually              John P. Pierce, Jr.
and for the benefit of Matthew Pierce


/s/ Michael J. Pierce                       /s/ Mary E. Pierce
--------------------------------------      -----------------------------------
Michael J. Pierce, individually             Mary E. Pierce
and for the benefit of Michael M. Pierce



                       SIGNATURES CONTINUED ON NEXT PAGE

                    SIGNATURES CONTINUED FROM PREVIOUS PAGE



/s/ Barbara Quinn                        /s/ Constance P. Buckley
-----------------------------------      --------------------------------------
Barbara Quinn, individually and           Constance P. Buckley, individually and
for the benefit of Sarah Quinn,           for the benefit of Hilary Buckley and
Daniel J. Quinn, Jr., Conor Quinn,        Hannah Buckley
Dylan Quinn and Terrance Quinn


/s/ Kathryn Cox                          /s/ Constance Cox
-----------------------------------      --------------------------------------
Kathryn Cox, individually and            Constance Cox
for the benefit of Christopher Cox,
Gregory Cox, Adrian Cox, Brendan Cox,
Deirdre Cox, Timothy Cox, Conor Cox and
Bronwyn Cox


/s/ Monica Cox Durfee                    /s/ Suzanne Cox
-----------------------------------      --------------------------------------
Monica Cox Durfee                        Suzanne Cox


/s/ Andrea Cox Fidurko                   /s/ Gregory Cox
-----------------------------------      --------------------------------------
Andrea Cox Fidurko                       Gregory Cox


/s/ Maurice Cox, III                     /s/ Daniel J. Quinn
-----------------------------------      --------------------------------------
Maurice Cox, III                         Daniel J. Quinn, for the benefit of
                                         Sarah Quinn, Conor F. Quinn, Daniel J.
                                         Quinn, Jr., Dylan P. Quinn and
                                         Terrance P. Quinn


/s/ Leo w. Pierce, Sr.                   /s/ Constance P. Buckley
-----------------------------------      --------------------------------------
Leo W. Pierce, Sr., Trustee under        Constance P. Buckley, Trustee under
Karen Pierce 1996 Irrevocable Trust      Irrevocable Agreement of Trust dated
                                         September 19, 1996 F/B/O Julia
                                         Stockton Pierce

/s/ J. Peter Pierce
-----------------------------------
J. Peter Pierce, Trustee under
Leo W. Pierce Trust for the Family
of J. Peter Pierce


                       SIGNATURES CONTINUED ON NEXT PAGE

                    SIGNATURES CONTINUED FROM PREVIOUS PAGE



/s/ Constance P. Buckley                 /s/ Constance P. Buckley
-----------------------------------      --------------------------------------
Constance P. Buckley, Trustee under      Constance P. Buckley, Trustee under
Irrevocable Agreement of Trust dated     Irrevocable Agreement of Trust dated
September 19, 1996 F/B/O Kate            September 19, 1996 F/B/O Alexandra
Bullitt Pierce                           Roberts Pierce


/s/ Constance P. Buckley                 /s/ Constance P. Buckley
-----------------------------------      --------------------------------------
Constance P. Buckley, Trustee under      Constance P. Buckley, Trustee under
Irrevocable Agreement of Trust dated     Irrevocable Agreement of Trust dated
December 23, 1996, Leo W.                October 23, 1996 F/B/O Michael M.
Pierce, Settlor                          Pierce



/s/ Barbara P. Quinn
-----------------------------------
Barbara P. Quinn, Trustee under
Irrevocable Agreement of Trust dated
12/30/96 F/B/O Michael M. Pierce

                                   EXHIBIT B

                           NOTICE TO VOTING TRUSTEES



To the Trustees under that certain Amended and Restated Voting Trust Agreement dated ________ __, 1998 (as such agreement may be amended, restated or extended from time to time (the "Voting Trust Agreement)) among Pierce Leahy Corp., the shareholders of the Company set forth on the signature pages thereof and Leo W. Pierce, Sr. and J. Peter Pierce, in such persons' capacity as Voting Trustee thereunder (the "Trustees").

Gentlemen:

          Notice is hereby given pursuant to Section 5(b) of the Voting Trust Agreement that the undersigned shareholder requests to withdraw __________ shares (the "Margin Shares") from the Voting Trust in order to pledge such shares to ______________________ as collateral for a margin account with such broker. Accompanying this Notice are voting trust certificates representing the Margin Shares to be withdrawn, a letter from the broker indicating that such shares are required for the margin account and a duly executed proxy in the form attached as Exhibit C to the Voting Trust Agreement. Please send to the undersigned a certificate representing the Margin Shares, which the undersigned understands will contain a restrictive legend under the Securities Act of 1933, and a replacement voting trust certificate for any shares in the certificate tendered herewith in excess of the number of Margin Shares. The undersigned acknowledges the requirement of Section 5(b) of the Voting Trust Agreement to promptly redeliver any Margin Shares owned by the undersigned that are no longer subject to the margin account.

                                    Very truly yours,



                                    ______________________________________

                                   EXHIBIT C

                                     PROXY


          This Irrevocable Proxy is granted this ____ day of _____________, ____ by the undersigned (the "Shareholder") pursuant to that certain Amended and Restated Voting Trust Agreement dated _______ __, 1998 (as such agreement may be amended or restated from time to time (the "Voting Trust Agreement)) among Pierce Leahy Corp., the shareholders of the Company set forth on the signature pages thereof and Leo W. Pierce, Sr. and J. Peter Pierce, in such persons' capacity as Voting Trustee thereunder, to the Trustees (such term referring to the Trustee or Trustees from time to time under the Voting Trust Agreement).

          The Shareholder irrevocably appoints the Trustees as his true and lawful proxy with full power of substitution and resubstitution, to vote __________ shares of the Common Stock of Pierce Leahy Corp., a Pennsylvania corporation (the "Company"), for and in the name, place and stead of the Shareholder, at any annual, special or other meeting of the holders of the shares of the Company and at any adjournment or postponement thereof, or to express consent or dissent to corporate action in writing without a meeting.

          The Shareholder understands and agrees that the appointment and proxy granted to the Trustees by this Proxy is being issued pursuant to the Voting Trust Agreement and shall be irrevocable and coupled with an interest and, except as otherwise provided herein, is not terminable by the Shareholder without the Trustees' consent. The Proxy will remain in effect and terminate only upon the termination of the Voting Trust Agreement or the sale of the stock covered by this Proxy. The Shareholder hereby waives any defect which might cause this Proxy to be invalid and unenforceable. The undersigned hereby agrees to execute such other instruments as Trustee shall reasonably request to confirm the validity and enforceability of this Proxy.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Proxy on the day and year above written.


Witness:
                                           ____________________________(SEAL)

---------------------------------------

                                   EXHIBIT D

                           NOTICE TO VOTING TRUSTEES



To the Trustees under that certain Amended and Restated Voting Trust Agreement dated ________ __, 1998 (as such agreement may be amended, restated or extended from time to time (the "Voting Trust Agreement)) among Pierce Leahy Corp., the shareholders of the Company set forth on the signature pages thereof and Leo W. Pierce, Sr. and J. Peter Pierce, in such persons' capacity as Voting Trustee thereunder (the "Trustees").

Gentlemen:

          Notice is hereby given pursuant to Section 5(c) of the Voting Trust Agreement that the undersigned shareholder requests to withdraw __________ shares (the "Designated Shares") from the Voting Trust because the undersigned has a bona fide intent to sell such Designated Shares within the twelve months following the date of this Notice. Accompanying this Notice are voting trust certificates representing the Designated Shares to be withdrawn and a duly executed proxy in the form attached as Exhibit C to the Voting Trust Agreement. Please send to the undersigned a certificate representing the Designated Shares, which the undersigned understands will contain a restrictive legend under the Securities Act of 1933, and a replacement voting trust certificate for any shares in the certificate tendered herewith in excess of the number of Designated Shares. The undersigned acknowledges the requirement of Section 5(c) of the Voting Trust Agreement to promptly redeliver any Designated Shares owned by the undersigned that the undersigned no longer has a bona fide intention to sell.

                                    Very truly yours,



                                    ______________________________________